                                     EXHITIB 4.(I)D
  FARMLAND INDUSTRIES, INC
  12200 NORTH AMBASSADOR DRIVE
  KANSAS CITY, MO  641631244
                                                                      BOND RECEIPT      SUBORDINATED DEBENTURE BOND        TEN-YEAR ,
SERIES
  Description of Bond

  ACCOUNT NUMBER:

  NAME OF OWNER:
  PRINCIPAL AMOUNT:                                                         ISSUE DATE:
  BOND TYPE:                  BOND NUMBER:
  INTEREST RATE:                                                            MATURITY DATE:
  TOD/POD:

  Preface

          This Bond Receipt sets forth certain terms and  conditions of the Bond as might be contained in a certificate  for the Bond.  For the  convenience
     and   protection  of  both  the  Holder  and  Farmland   Industries,   Inc.
     ("Farmland"), the Bond is being issued only in book entry form on the books and records of Farmland. The Bond is no longer being issued in certificated form.  Farmland  retains  the  same  duties  and  responsibilities  to  pay principal  and  interest  to the Holder of the Bond  without a  certificate being  issued.  This Receipt is not a  certificate  for any  security.  The
     Receipt    confers   no    rights,    interests,    obligations,    duties,
     responsibilities,  or otherwise on any party, and acts only as a memorandum of  the  uncertificated  Bond  referenced  above.  This  Receipt  is  not a negotiable instrument, and the Bond referenced is subject to all provisions of law regarding uncertificated securities.

     Terms and Conditions

          Farmland is obligated  to pay to the Holder named above or  registered assigns as indicated on its books and records (the "Holder"), the principal amount  shown above on the Maturity  Date  specified  above  (except to the extent redeemed or repaid prior to the Maturity Date),  and to pay interest thereon from the most recent date to which interest has been paid or, if no interest  has been paid,  from the date of  original  issuance of this Bond
     (the "Date of Original  Issuance") at the interest rate per annum specified above (the "Interest Rate"), computed on the basis of a 365-day year, until the principal hereof is paid or duly made available for payment, and to pay interest on overdue  principal and, to the extent permitted by law, overdue interest at the Interest  Rate.  Payment of principal and interest shall be in such coin or currency of the United  States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          Interest is payable at the option of the  purchaser,  made at the time of original  issuance in one of the following  ways:  (i)  semiannually  on
     January  1 and July 1, to the  Holders  of  record  on the  last  preceding
     December  15 and  June  15,  respectively  (or,  in the  case of the  first interest payment date, if originally issued between the record date and the payment date, to the Holder on the Date of Original  Issuance);  or (ii) at
     maturity  or at the date of  redemption  if  redeemed  prior  to  maturity, compounded  semiannually,  on December 31 and June 30 at the Interest Rate.
     Any election to receive  payment of interest  semiannually  is irrevocable.
     The election to receive payment of interest at maturity,  or at the date of redemption if redeemed prior to maturity,  will be terminated  upon written request of the Holder,  such  termination  to be  effective  as of the last previous interest compounding date. Such termination is irrevocable and, at the same time, is an election to receive  payment of interest  semiannually thereafter.  Any interest attributable to periods starting with the Date of
     Original Issuance and ending with the effective date of the written request of the Holder to terminate  the election to receive  payment of interest at maturity or at the date of redemption if redeemed prior to maturity will be paid upon  receipt  of the  written  request  to  terminate  the  election.
     Farmland  shall  have the  right at any time by  notice  to the  Holder  to terminate any obligation to continue  retaining the interest of any Holder.
     Such  termination  shall be  effective as of the opening of business on the day  following  the first  interest  compounding  date after such notice is mailed to the Holder and the Holder will be paid all interest  then accrued and unpaid to the Holder on the  effective  date.  If the Maturity Date (or date of redemption or repayment) or an interest payment date falls on a day which is not a business day,  principal or interest payable with respect to such Maturity Date (or date of redemption or repayment) or interest payment date will be paid on the next  succeeding  business day with the same force and  effect  as if made on such  Maturity  Date (or date of  redemption  or repayment)  or interest  payment  date, as the case may be, and no interest shall  accrue on the amount so payable  for the period  from and after such
     Maturity Date (or any date of redemption or repayment) or interest  payment date.

          The Bond is one of a duly authorized issue of securities  (hereinafter called the  "Securities")  of  Farmland  issued  and to be issued  under an
     Indenture  dated as of December  4, 1997  (herein  called the  "Indenture")
     between  Farmland and Commerce  Bank,  National  Association,  Kansas City,
     Missouri, as Trustee (herein called the "Trustee",  which term includes any successor  trustee  under the  Indenture),  to which the  Indenture and all indentures  supplemental thereto and the Officers'  Certificate (as defined in the  Indenture)  setting  forth the terms of this  series of  Securities reference  is  hereby  made  for a  statement  of  the  respective  rights, limitation of rights,  duties, and immunities  thereunder of Farmland,  the
     Trustee and the Holders and the terms upon which the Bonds are,  and are to be, issued.  The Bonds of this series may bear different  dates,  mature at different times,  bear interest at different rates, be subject to different redemption or repayment  provisions and may otherwise vary and are entitled to the benefits of the Indenture.

          Any  interest  which is payable,  but is not  punctually  paid or duly provided for, on any interest  payment date and, to the extent permitted by law,  interest  on such  defaulted  interest  at the  Interest  Rate  (such
     defaulted  interest  and  interest  thereon  herein   collectively   called
     "Defaulted  Interest")  will not be payable to the Holder on the applicable record date;  and such Defaulted  Interest may be paid by Farmland,  at its election  in each  case,  in the time and  manner  as  provided  for in the
     Indenture.

          Payment of the principal of, premium, if any, and interest on the Bond will be made at the office or agency of Farmland in Kansas City,  Missouri;
     provided, however, that at the option of Farmland payment of interest other than  interest  paid at maturity,  redemption  or repayment  may be made by check mailed to the address of the person entitled  thereto as such address shall appear in the  Register or by  electronic  funds  transfer or similar means to an account  maintained by the person entitled thereto as specified in the Register.

          If an Event of Default (as defined in the  Indenture)  with respect to the Bonds shall occur and be continuing,  the Trustee or the Holders of not less than a  majority  in  principal  amount of the  outstanding  Bonds may declare the  principal of and accrued  interest on all of the Bonds due and payable in the manner  and with the  effect and  subject to the  conditions provided in the Indenture. Upon certain events of bankruptcy, insolvency or reorganization of Farmland, the principal of and accrued interest on all of the Bonds shall  become due and  payable  without  any  declaration  by the
     Trustee or the Holders.

          The Indenture contains provisions  permitting Farmland and the Trustee to enter into one or more supplemental  indentures under certain situations without  the  consent of the  Holders of any of the  Bonds.  The  Indenture
     permits, with certain exceptions as therein provided, the amendment thereof and the  modification  of the rights and  obligations  of Farmland  and the rights of the Holders of the  Securities of each series under the Indenture to be affected at any time by Farmland  and the Trustee with the consent of the Holders of a majority in aggregate  principal amount of the Outstanding
     Securities (as defined in the Indenture) of each series  affected  thereby.
     The Indenture also contains provisions  permitting the Holders of specified percentages in aggregate principal amount of the Outstanding  Securities of each series under the Indenture, on behalf of the Holders of all Securities of such series, to waive compliance by Farmland with certain  provisions of the  Indenture  and certain past  defaults  under the  Indenture  and their consequences. Any such consent or waiver by the Holder of the Bond shall be conclusive  and binding upon such Holder and upon all future Holders of the
     Bond and of any Bond issued upon the  registration of transfer hereof or in exchange  thereof  or in lieu  thereof,  whether  or not notice is given to future Holders.

          No reference  herein to the  Indenture and no provision of the Bond or of the Indenture shall alter or impair the obligation of Farmland, which is absolute  and  unconditional,  to pay the  principal of and interest on the
     Bond at the times,  places,  and rate, and in the coin or currency,  herein prescribed.

          The Bond may be  redeemed,  after two (2) years from Date of  Original
     Issuance,  at the option of Farmland at any time prior to  maturity,  on at least fifteen (15) days written notice, at face value plus accrued interest to the date of redemption only. The Indenture permits Farmland to select in any manner at its discretion the Bonds to be redeemed.

          Subject  to the  conditions  hereinafter  set  forth,  the Bond may be redeemed at the option of the Holder. (1) At any time three (3) years after the Date of Original  Issuance,  the Holder may request  redemption  of the
     Bond from Farmland. Farmland will redeem prior to maturity each month, on a first  come,  first  serve  basis  (as  evidenced  by the time  stamped  or otherwise  recorded as the time of receipt by Farmland) a limited amount of
     Redemption  Eligible Bonds.  Subject to the carryover  discussed below, the aggregate  maximum amount of Redemption  Eligible Bonds,  as a group,  that
     Farmland  will redeem each month will be the greater of: (a)  $1,500,000 or
     b) 1/2 of 1% of the combined  total  principal  balance  outstanding of all
     Redemption  Eligible Bonds  outstanding at the end of the prior month.  For purposes of the  foregoing,  "Redemption  Eligible  Bonds"  mean  Ten-Year,
     Series A Bonds, Ten-Year,  Series B Bonds,  Five-Year,  Series C Bonds, and
     Five-Year,  Series  D Bonds  issued  under  the  Indenture  and  any  other subordinated  debt that  Farmland  elects  to  designate  as a  "Redemption
     Eligible Bond". If the amount determined  pursuant to the foregoing formula in any month  (including  any carryover  from the prior month)  exceeds the total amount requested for redemption prior to maturity in that month, such excess is carried over to the next month and added to the amount  available for redemption prior to maturity in that month; provided, however, that any excess will not be carried beyond the end of Farmland's  fiscal year.If the total balance of outstanding  Bonds of this series is less than  $5,000,000 at the end of any  month,  then in the  following  month  any Bonds of this series  which  have  been held at least  three  (3) years  from the Date or
     Original  Issuance  will be redeemed  at the request of the Holder  without regard to the above dollar limitation.

          (2) In addition to the amounts made available for redemption  prior to maturity at the option of the Holder as described in (1) above,  redemption will be made in the  case of death  of  Holder  upon  written  request  and delivery  of  satisfactory  proof of death and other  documentation  and in accordance with applicable laws.

          (3) In addition to the amounts made available for redemption  prior to maturity at the option of the Holder as described in (1) and (2) above,  if the Bond is held in an Individual Retirement Account (an "IRA") established under  Section 408 of the Internal  Revenue  Code of 1986,  as amended (the
     "IRC"),  Farmland will redeem the Bond, upon written request, to the extent necessary to satisfy mandatory  withdrawals from the IRA which are required by the IRC.  Such  redemption  will be made only upon  sufficient  proof to
     Farmland that a mandatory withdrawal from the IRA is required.

          (4) The foregoing redemption  privileges described in (1), (2) and (3)
     above are  subject to the  condition  as provided  under the  subordination provisions  applicable to the Subordinated  Debenture Bonds,  that Farmland cannot redeem any of the Subordinated Debenture Bonds if, at the time of or immediately after giving effect to such redemption, there shall exist under any Senior Indebtedness or any indenture or agreement pursuant to which any
     Senior  Indebtedness is issued any default or any condition,  event or act, which, with notice or lapse of time, or both, would constitute a default.

          Redemption   prior  to   maturity   will  be  made,   subject  to  the
     aforementioned  conditions,  upon  submission  to  Farmland  of  a  written instrument of transfer in form  satisfactory  to Farmland and duly executed by the Holder or by his attorney duly authorized in writing, accompanied by written  requests for early  redemption  to Farmland.  Redemption  prior to maturity  will be made at the  unpaid  principal  amount  of the Bond  plus
     accrued  interest  to  the  date  of  redemption.   Amounts  available  for
     redemption prior to maturity are not set aside in a separate fund.

          The  Bond  shall  be  subordinate,  to the  extent  and in the  manner provided in the Indenture, in right of payment to the prior payment in full of all Senior  Indebtedness  (as defined in the  Indenture) and the Bond is issued  subject to the  provisions of the Indenture  with respect  thereto.
     Each Holder of the Bond, by accepting the same,  (a) agrees to and shall be bound by such provisions,  (b) authorizes and directs the Trustee on his or her or its behalf to take such action as may be necessary or appropriate to acknowledge  or effectuate the  subordination  so provided and (c) appoints the  Trustee  his or her or its  attorney-in-fact  for  any  and  all  such purposes.

          As  provided  in the  Indenture,  and  subject to certain  limitations therein  set  forth,  the  transfer  of the Bond may be  registered  on the
     Register  upon  submission  of a written  instrument  of  transfer  in form satisfactory  to Farmland  duly  executed by the Holder or by his  attorney duly  authorized in writing for  registration  of transfer at the office or agency of Farmland,  in Kansas City, Missouri,  and thereupon the bond will be  transferred  on the books and  records of  Farmland  to the  designated transferee or transferees.

          The Bonds are issuable only in uncertificated form, without coupons.

          No service charge will be made for any such  registration  of transfer or  exchange  of the  Bond,  but  Farmland  may  require  payment  of a sum sufficient  to  cover  any tax or  other  governmental  charge  that may be imposed in connection therewith.

          Farmland,  the  Trustee  and any agent of  Farmland or the Trustee may treat the  person  in whose  name the Bond is  registered  on its books and records as the Holder hereof for all  purposes,  whether or not the Bond is overdue,  and  neither  Farmland,  the  Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in the Bond which are  defined in the  Indenture  shall have the meanings designated to them in the Indenture and all references in the Indenture to "Security" or "Securities"  shall be deemed to include the
     Bonds.